Exhibit 99.1

News Release
NYSE: MYE
Contact(s): Donald A. Merril, Vice President & Chief Financial Officer (330) 253-5592
FOR IMMEDIATE RELEASE
Max Barton, Director, Corporate Communications & Investor Relations (330) 253-5592
Myers Industries Consolidating Production
Closure of Two Facilities Builds on Optimization Programs and
Other Initiatives Underway to Enhance Operational Efficiency
September 14, 2009, Akron, Ohio — Myers Industries, Inc. (NYSE: MYE) today announced that it plans to consolidate production facilities in two business segments, Material Handling and Automotive and Custom. This consolidation is related to the Company’s previously announced initiatives and assessment of resources to better align capacity and reduce operating costs, which will further strengthen competitiveness.
The consolidation impacts two facilities:
•	In the Material Handling Segment, the Company will close one facility in Shelbyville, Kentucky. This injection-molding plant produces plastic reusable containers. The plant employs approximately 88 people.

•	In the Automotive and Custom Segment, the Company will close one facility in Reidsville, North Carolina. This blow-molding plant produces custom plastic products for a wide range of markets. The plant employs approximately 70 people.
Both facilities are expected to close by the end of 2009. Production from the facilities will be transferred to other Myers Industries operations in North America. The Company will make severance and outplacement support available to affected employees.
President and Chief Executive Officer John C. Orr said, “The decision to close any facility is extremely difficult because of the people and communities it impacts. However, given the changed economic landscape and to better position our business, it is absolutely critical that we further reduce costs, consolidate facilities and fully utilize our high-efficiency molding capacity to enhance productivity.”
Myers Industries expects to incur total one-time, pre-tax expenses of approximately $10.6 million in connection with the consolidation actions, of which approximately $7.4 million is related to the Material Handling Segment and $3.2 million is related to the Automotive and Custom Segment. The Company’s cash expenses are estimated to be approximately $1.7 million in each segment.
The Company anticipates an annualized pre-tax savings of approximately $2.5 million related to the Material Handling Segment consolidation. In the Automotive and Custom Segment, the Company anticipates annualized pre-tax savings of approximately $2.0 million related to
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1293 South Main Street • Akron, Ohio 44301 • (330) 253-5592 • Fax: (330) 761-6156	NYSE / MYE

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the consolidation. Additional options remain under consideration for certain businesses in the Automotive and Custom Segment, including further restructuring or potential divestitures.
About Myers Industries
Myers Industries, Inc. is an international manufacturer of polymer products for industrial, agricultural, automotive, commercial and consumer markets. The Company is also the largest wholesale distributor of tools, equipment and supplies for the tire, wheel and undervehicle service industry in the U.S. The Company reported 2008 net sales of $867.8 million. Visit www.myersind.com to learn more.
Caution on Forward-Looking Statements: Statements in this release may include “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement that is not of historical fact may be deemed “forward-looking.” Words such as “expect,” “believe,” “project,” “plan,” “anticipate,” “intend,” “objective,” “goal,” “view,” and similar expressions identify forward-looking statements. These statements are based on management’s current views and assumptions of future events and financial performance and involve a number of risks and uncertainties, many outside of the Company’s control, that could cause actual results to materially differ from those expressed or implied. Factors include: changes in the markets for the Company’s business segments; changes in trends and demands in the industries in which the Company competes; unanticipated downturn in business relationships with customers or their purchases; competitive pressures on sales and pricing; raw material availability, increases in raw material costs, or other production costs; future economic and financial conditions in the United States and around the world; the Company’s ability to integrate acquisitions over time; the Company’s ability to execute the components of its Strategic Business Evolution process; and other risks as detailed in the Company’s 10-K and other reports filed with the Securities and Exchange Commission. Myers Industries undertakes no obligation to publicly update or revise any forward-looking statements contained herein, which speak only as of the date made.
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